Exhibit 32.2
Certification of Principal Financial Officer
Pursuant to U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Digital Turbine, Inc. (the “Company”), a Delaware corporation, does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the period ending September 30, 2026, of the Company (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 9, 2026	By:	/s/ Joshua Kinsell
Joshua Kinsell
Chief Financial Officer (Interim) and Chief Accounting Officer (Principal Financial Officer)